ADOPTED OCTOBER 12, 1989



                                  BYLAWS

                                    OF

                     BROWN DISC PRODUCTS COMPANY, INC.


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                             TABLE OF CONTENTS

ARTICLE I - OFFICES .....................................................   1

     1.1   Business Office ..............................................   1
     1.2   Registered Office ............................................   1

ARTICLE II - SHARES AND TRANSFER THEREOF ................................   1

     2.1   Regulation ...................................................   1
     2.2   Certificates for Shares ......................................   2
     2.3   Cancellation of Certificates .................................   3
     2.4   Lost, Stolen or Destroyed Certificates .......................   3
     2.5   Transfer of Shares ...........................................   4
     2.6   Transfer Agent  ..............................................   5
     2.7   Close of Transfer Book and Record Date .......................   6
     2.8   Shares Without Certificates  .................................   7

ARTICLE III - SHAREHOLDERS AND MEETINGS THEREOF  ........................   8

     3.1   Shareholders of Record .......................................   8
     3.2   Meetings .....................................................   8
     3.3   Annual Meeting ...............................................   8
     3.4   Special Meetings .............................................   9
     3.5   Court Ordered Meeting ........................................   9
     3.6   Notice .......................................................  10
     3.7   Meeting of all Shareholders ..................................  11
     3.8   Voting Record ................................................  11
     3.9   Quorum .......................................................  12
     3.10  Manner of Acting .............................................  13
     3.11  Proxies ......................................................  13
     3.12  Voting of Shares .............................................  13
     3.13  Voting of Shares by Certain Holders ..........................  14
     3.14  Informal Action by Shareholders ..............................  16
     3.15  Voting by Ballot .............................................  17
     3.16  Cumulative Voting ............................................  17
     3.17  Waiver of Notice .............................................  17

ARTICLE IV - DIRECTORS, POWERS AND MEETINGS .............................  18

     4.1   Board of Directors ...........................................  18
     4.2   General Powers ...............................................  19
     4.3   Performance of Duties ........................................  19
     4.4   Regular Meetings .............................................  21







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                       TABLE OF CONTENTS (continued)

     4.5   Special Meetings .............................................  21
     4.6   Notice .......................................................  21
     4.7   Participation by Electronic Means ............................  22
     4.8   Quorum and Manner of Acting ..................................  23
     4.9   Organization .................................................  23
     4.10  Presumption of Assent ........................................  23
     4.11  Informal Action by Directors .................................  24
     4.12  Vacancies ....................................................  25
     4.13  Compensation .................................................  25
     4.14  Removal of Directors .........................................  26
     4.15  Resignations .................................................  26

ARTICLE V - OFFICERS ....................................................  26

     5.1   Number .......................................................  26
     5.2   Election and Term of Office ..................................  27
     5.3   Removal ......................................................  27
     5.4   Vacancies ....................................................  27
     5.5   Powers .......................................................  28
     5.6   Compensation .................................................  31
     5.7   Bonds ........................................................  32

ARTICLE VI - DIVIDENDS ..................................................  32

ARTICLE VII - FINANCE ...................................................  32

     7.1   Reserve Funds ................................................  32
     7.2   Banking ......................................................  33

ARTICLE VIII - CONTRACTS, LOANS AND CHECKS ..............................  33

     8.1   Execution of Contracts .......................................  33
     8.2   Loans ........................................................  34
     8.3   Checks .......................................................  34
     8.4   Deposits .....................................................  34

ARTICLE IX - FISCAL YEAR ................................................  35

ARTICLE X - CORPORATE SEAL ..............................................  35

ARTICLE XI - AMENDMENTS .................................................  35

                                   -ii-

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                             TABLE OF CONTENTS
                                (continued)

ARTICLE XII - EXECUTIVE COMMITTEE .......................................  36

     12.1  Appointment ..................................................  36
     12.2  Authority ....................................................  36
     12.3  Tenure and Qualifications ....................................  37
     12.4  Meetings .....................................................  37
     12.5  Quorum .......................................................  38
     12.6  Informal Action by Executive Committee .......................  38
     12.7  Vacancies ....................................................  38
     12.8  Resignations and Removal .....................................  38
     12.9  Procedure ....................................................  39

ARTICLE XIII - EMERGENCY BYLAWS .........................................  39

CERTIFICATE .............................................................  42


                                   -iii-

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                                 ARTICLE I

                                  OFFICES

  1.1   BUSINESS OFFICE.   The principal office and place of business of
the corporation in the State of Colorado shall be at 1120 B Elkton Drive, Colorado Springs, Colorado 80907. Other offices and places of business may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require.

  1.2   REGISTERED OFFICE.   The registered office of the corporation,
required by the Colorado Corporation Code to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the Board of Directors.


                                ARTICLE II

                        SHARES AND TRANSFER THEREOF

  2.1   REGULATION.   The Board of Directors may make such rules and
regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

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  2.2   CERTIFICATES FOR SHARES.   The shares of the corporation may, but
need not be represented by certificates.   Unless the Colorado Corporation
Code or another law expressly provides otherwise, the fact that the shares are not represented by certificates shall have no effect on the rights and obligations of shareholders.

  Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman or Vice Chairman of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary, provided that such signatures may be a facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar, both of which may be the
corporation itself or its employee.   Each certificate shall state the name of
the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby
or a statement that such shares are without par value.   A statement of the

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designations, preferences, qualifications,  limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon
request without charge.   Each certificate shall be otherwise in such form as
may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

  The corporation may issue certificates representing fractional shares and may make transfers creating a fractional interest in a share of stock. The corporation may issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

  2.3   CANCELLATION OF CERTIFICATES.   All certificates surrendered to
the corporation for transfer shall be cancelled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and cancelled, except as herein provided with respect to lost, stolen or destroyed certificates.

  2.4   LOST, STOLEN OR DESTROYED CERTIFICATES.   Any shareholder claiming
that his certificate for shares is lost,

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stolen or destroyed may make an affidavit or affirmation of the fact and lodge the same with the Secretary of the corporation, accompanied by a signed
application for a new certificate.   Thereupon, and upon the giving of a
satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

  2.5   TRANSFER OF SHARES.   Subject to the terms of any shareholder
agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be
entitled to a new certificate or certificates in lieu thereof.   As against
the corporation, a

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transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Colorado.

  2.6   TRANSFER AGENT.   Unless otherwise specified by the Board of
Directors by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the
corporation.   He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer. Subject to Section 3.8, the names and addresses of the shareholders as they appear on the stubs of the stock transfer book shall be conclusive evidence as to who are the shareholders of record and as such entitled to receive notice of the meetings of shareholders; to vote at such meetings; to

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examine the list of the shareholders entitled to vote at meetings; to receive dividends; and to own, enjoy and exercise any other property or rights
deriving from such shares against the corporation.   Each shareholder shall be
responsible for notifying the Secretary in writing of any change in his name or address and failure so to do will relieve the corporation, its directors, officers and agents, from liability for failure to direct notices or other documents, or pay over or transfer dividends or other property or rights, to a name or address other than the name and address appearing on the stub of the stock transfer book.

  2.7   CLOSE OF TRANSFER BOOK AND RECORD DATE.   For the purpose of
determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at a meeting of shareholders, such books shall be closed for at least ten days
immediately preceding such meeting.   In lieu of closing the stock transfer
books, the Board of

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Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of
shareholders is to be taken.   If the stock transfer books are not closed and
no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for
such determination of shareholders.   When a determination of shareholders
entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

  2.8   SHARES WITHOUT CERTIFICATES.

        (A)   Unless provided otherwise in these bylaws or in the
corporation's Articles of Incorporation, the Board of Directors may authorize the issuance of any of the corporation's classes or series of shares without
certificates.   Such authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.

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        (B)   Within a reasonable time following the issue or transfer of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required by Section 2.2 hereof to be on certificates.


                                ARTICLE III

                     SHAREHOLDERS AND MEETINGS THEREOF

  3.1   SHAREHOLDERS OF RECORD.   Only shareholders of record on the books
of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Colorado.

  3.2   MEETINGS.   Meetings of shareholders shall be held at the
principal office of the corporation, or at such other place, either within or without the State of Colorado, as specified from time to time by the Board of
Directors.   If the Board of Directors shall specify another location such change in location shall be recorded on the notice calling such meeting.

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  3.3   ANNUAL MEETING.   In the absence of a resolution of the Board of
Directors providing otherwise, the annual meeting of shareholders of the corporation for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on the 20th day of June at 10:00 o'clock a.m. in each fiscal year, if the same be not a legal holiday, and if a legal holiday in the State of Colorado, then on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

  3.4   SPECIAL MEETINGS.   Special meetings of shareholders, for any
purpose or purposes, unless otherwise prescribed by statute, may be called by the President, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

  3.5   COURT ORDERED MEETING.

        (A) Any court of competent jurisdiction in the State of Colorado may summarily order a meeting to be held:

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              (1)   On application of any shareholder of the corporation
if an annual meeting was not held within six months after the end of the corporation's fiscal year or fifteen months after its last annual meeting, whichever is earlier; or

              (2) On application of a shareholder who participated in a proper call for a special meeting if (i) notice of the special meeting was not given within thirty days after the date the demand was delivered to the corporation's Secretary; or (ii) the special meeting was not held in accordance with the notice.

        (B) The court may fix the time and place of the meeting, specify a record date for determining shareholders entitled to notice of and to vote at the meeting, prescribe the form and content of the meeting notice, fix the quorum required for the meeting or direct that the votes represented at the meeting constitute a quorum for the meeting, and enter other orders necessary to permit the meeting to be held.

  3.6   NOTICE.

        (A) Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered unless otherwise prescribed by statute not less than ten days nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting to each shareholder of record entitled to vote at such meeting; except that, if the authorized shares are to be increased, at least thirty days' notice shall be given, and if the sale of all or substantially all of the corporation's assets is to be voted upon, at least twenty days' notice shall be given.

        (B)   Notice to shareholders of record,  if mailed, shall be
deemed delivered as to any shareholder of record, when deposited in the United States mail, addressed to the shareholder at his address as it appears on the
stock transfer books of the corporation, with postage thereon prepaid.   If
three successive letters mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation.

        (C) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are
announced at the meeting at which the adjournment is taken.   At the adjourned
meeting the corporation may transact any business which might have been
transacted at the original meeting.   If the adjournment is

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for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

  3.7   MEETING OF ALL SHAREHOLDERS.   If all of the shareholders shall
meet at any time and place, either within or without the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

  3.8   VOTING RECORD.   The officer or agent having charge of the stock
transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares
held by each.   The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or without the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during
usual business hours.   Such record shall be produced and kept open at the
time and place of the meeting and shall be subject to the inspection of any

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shareholder during the whole time of the meeting for the purposes thereof.

  The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

  3.9   QUORUM.   One-third of the outstanding shares of the corporation
entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado
Corporation Code and the Articles of Incorporation.   In the absence of a
quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been
transacted at the meeting as originally noticed.   The shareholders present at
a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

  3.10  MANNER OF ACTING.   If a quorum is present, the affirmative vote
of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall

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be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these Bylaws.

  3.11  PROXIES.   At all meetings of shareholders a shareholder may vote
in person or by proxy executed in writing by the shareholder or by his duly
authorized attorney-in-fact.   Such proxy shall be filed with the Secretary of
the corporation before or at the time of the meeting.   No proxy shall be
valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

  3.12  VOTING OF SHARES.   Unless otherwise provided by these Bylaws or
the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

  3.13  VOTING OF SHARES BY CERTAIN HOLDERS.

        (A) If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, voting with respect to the shares shall have the following effect:

              (1)   If only one person votes, his act binds all,

              (2) If two or more persons vote, the act of the majority so voting binds all;

              (3)   If two or more persons vote, but the vote is evenly
split on any particular matter, each faction may vote the securities in question proportionately, or any person voting the shares of a beneficiary, if any, may apply to any court of competent jurisdiction in the State of Colorado to appoint an additional person to act with the persons so voting the
shares.   The shares shall then be voted as determined by a majority of such
persons and the person appointed by the court.   If a tenancy is held in
unequal interests, a majority or even split for the purpose of this subparagraph (3) shall be a majority or even split in interest.

  The effects of voting stated in paragraph (A) of this Section 3.13 shall not be applicable if the Secretary of the corporation is given written notice of alternate voting provisions and is furnished with a copy of the instrument or order wherein the alternate voting provisions are stated.

        (B) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

        (C)   Shares standing in the name of a deceased person, a minor
ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court
appointed guardian or conservator.   Shares standing in the name of a trustee
may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

        (D) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

        (E) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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


        (F) Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

        (G) Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

        3.14  INFORMAL ACTION BY SHAREHOLDERS.

        (A)   Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the corporation for inclusion in the minutes or for filing
with the corporate records.   Action taken under this subsection (A) is
effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

        (B) Written consent of the shareholders entitled to vote has the same force and effect as an unanimous vote of such shareholders and may be stated as such in any document.

        (C) The record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent under subsection (A) of this section.

  3.15  VOTING BY BALLOT.   Voting on any question or in any election may
be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

  3.16  CUMULATIVE VOTING.   No shareholder shall be permitted to cumulate
his votes.

  3.17  WAIVER OF NOTICE.

        (A) When any notice is required to be given to any shareholder of the corporation under the provisions of the Colorado Corporation Code or under the provisions of the Articles of Incorporation or Bylaws of the corporation, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated herein, shall be equivalent to the giving of such notice.


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

        (B)   By attending a meeting, a shareholder:

              (1) Waives objection to lack of notice or defective notice of such meeting unless the shareholder, at the beginning of the meeting objects to the holding of the meeting or the transacting of business at the meeting;

              (2) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.


                                ARTICLE IV

                      DIRECTORS, POWERS AND MEETINGS

  4.1   BOARD OF DIRECTORS.   The business and affairs of the corporation
shall be managed by a board of not fewer than three (3) nor more than nine (9) directors who shall be natural persons of at least 18 years of age but who need not be shareholders of the corporation or residents of the State of Colorado and who shall be elected at the annual meeting of shareholders or
some adjournment thereof.   Directors shall hold office until the next
succeeding annual meeting of shareholders and until their successors shall
have been elected and shall qualify.   The Board of Directors may


                                   -19-

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increase or decrease, to not less than three, the number of directors by resolution; except that there need only be as many directors as there are shareholders in the event that the outstanding shares are held of record by fewer than three shareholders.

  4.2   GENERAL POWERS.   The business and affairs of the corporation
shall be managed by the Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The directors shall pass upon any and all bills or claims of officers for salaries or other compensation and, if deemed advisable, shall contract with officers, employees, directors, attorneys, accountants, and other persons to render services to the corporation.

  4.3   PERFORMANCE OF DUTIES.   A director of the corporation shall
perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under
similar circumstances.   In performing his duties, a director shall be
entitled to rely


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

on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (A), (B), and (C) of this Section 4.3; but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

        (A) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

        (B) Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

        (C) A committee of the board upon which he does not serve, duly designated in accordance with the provisions of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

  4.4   REGULAR MEETINGS.   A regular, annual meeting of the Board of
Directors shall be held at the same place as, and
immediately after, the annual meeting of shareholders, and no notice shall be
required in connection therewith.   The annual meeting of the Board of
Directors shall be for the purpose of electing officers and the transaction of
such other business as may come before the meeting.   The Board of Directors
may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

  4.5   SPECIAL MEETINGS.   Special meetings of the Board of Directors may
be called by or at the request of the President or any two directors.   The
person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

  4.6   NOTICE.   Written notice of any special meeting of directors shall
be given as follows:

        (A)   By mail to each director at his business address at least
three days prior to the meeting.   If mailed, such notice shall be deemed to
be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid; or

        (B) By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday,
Sunday or holiday, to the residence address of each director.   If notice be
given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

  When any notice is required to be given to any director pursuant to these Bylaws, the Articles of Incorporation or law, a waiver thereof in writing signed by the persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such
notice.   By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business thereat.

  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

  4.7   PARTICIPATION BY ELECTRONIC MEANS.   Except as may be otherwise
provided by the Articles of Incorporation or Bylaws, members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by which all persons participating in the
meeting can hear each other at the same time.   Such participation shall
constitute presence in person at the meeting.

  4.8   QUORUM AND MANNER OF ACTING.   A quorum at all meetings of the
Board of Directors shall consist of a majority of the number of directors then holding office, but a smaller number may adjourn from time to time without
further notice, until a quorum is secured.   The act of the majority of the
directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the laws of the State of Colorado or by the Articles of Incorporation or these Bylaws.

  4.9   ORGANIZATION.   The Board of Directors shall elect a chairman from
among the directors to preside at each meeting of the Board of Directors and
at all meetings of the stockholders.   The Board of Directors shall elect a
Secretary to record the discussions and resolutions of each meeting.

  4.10  PRESUMPTION OF ASSENT.   A director of the corporation who is
present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

        (A) He objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting;

        (B) He contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or

        (C) He gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the Secretary of the corporation immediately after adjournment of such meeting.

  The right of dissent as to a specific action taken in a meeting of the Board of Directors or a committee of the Board of Directors is not available to a director who votes in favor of such action.

  4.11  INFORMAL ACTION BY DIRECTORS.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee designated by said Board of Directors may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for
inclusion in the minutes or for filing with the corporate records.   Action
taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies
a different effective date.   Such consent has the same force and effect as an
unanimous vote of the directors or committee members and may be stated as such in any document.

  4.12  VACANCIES.   Any vacancy occurring in the Board of Directors may
be filled by the affirmative vote of a majority of the remaining directors
though less than a quorum of the Board of Directors.   A director elected to
fill a vacancy shall be elected for the unexpired term of his predecessor in office, and shall hold such office until his successor is duly elected and
shall qualify.   Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting, or at a
special meeting of shareholders called for that purpose.   A director chosen
to fill a position resulting from an increase in the number of directors shall hold office only until the next election of directors by the shareholders.

  4.13  COMPENSATION.   By resolution of the Board of Directors and
irrespective of any personal interest of any of the members, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for
attendance at each meeting of the Board of Directors or both.   No such
payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

  4.14  REMOVAL OF DIRECTORS.   Any director or directors of the
corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Corporation Code.

  4.15  RESIGNATIONS.   A director of the corporation may resign at any
time by giving written notice to the Board of Directors, President or
Secretary of the corporation.   The resignation shall take effect upon the
date of receipt of such notice, or at such later time specified therein.   The
acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires such acceptance to be effective.


                                 ARTICLE V

                                 OFFICERS

  5.1   NUMBER.   The officers of the corporation shall be a President, a
Secretary, and a Treasurer, each of whom shall be natural persons of the age of eighteen years or older and who shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

  5.2   ELECTION AND TERM OF OFFICE.   The officers of the corporation to
be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual
meeting of the shareholders.   If the election of officers shall not be held
at such meeting, such election shall be held as soon thereafter as
practicable.   Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

  5.3   REMOVAL.   Any officer or agent may be removed by the Board of
Directors with or without cause whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without
prejudice to the contract rights, if any, of the person so removed.   Election
or appointment of an officer or agent shall not of itself create contract rights.

  5.4   VACANCIES.   A vacancy in any office because of death,
resignation, removal, disqualification or otherwise, may be filled by the
Board of Directors for the unexpired portion of the term.   In the event of
absence or inability of
any officer to act, the Board of Directors may delegate the powers or duties of such officer to any other officer, director or person whom it may select.

  5.5   POWERS.   The officers of the corporation shall exercise and
perform the respective powers, duties and functions as are stated below, and as may be assigned to them by the Board of Directors.

        (A)   PRESIDENT.   The President shall be the chief executive
officer of the corporation and, subject to the control of the Board of Directors, shall have general supervision, direction and control over all of
the business and affairs of the corporation.   The President shall, when
present, and in the absence of a Chairman of the Board, preside at all
meetings of the shareholders and of the Board of Directors.   The President
may sign, with the Secretary or any other proper officer of the corporation authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

        (B)   VICE PRESIDENT.   If elected or appointed by the Board of
Directors, the Vice President (or in the event there is more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions
upon the President.   Any Vice President may sign, with the Treasurer or an
Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        (C)   SECRETARY.   The Secretary shall:   keep the minutes of the
proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; sign with the Chairman or Vice Chairman of the Board of Directors, or the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; have general charge of the stock transfer books of the corporation; and in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

        (D)   ASSISTANT SECRETARY.   The Assistant Secretary, when
authorized by the Board of Directors, may sign with the Chairman or Vice Chairman of the Board of Directors or the President or a Vice President certificates for shares of the corporation the issuance of which shall have
been authorized by a resolution of the Board of Directors.   An Assistant
Secretary, at the request of the Secretary, or in the absence or disability of
the Secretary, also may perform all of the duties of the Secretary.   An
Assistant Secretary shall perform such other duties as may be assigned to him by the President or by the Secretary.

        (E)    TREASURER.   The Treasurer shall:   have charge and custody
of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; and keep accurate books of accounts of the corporation's transactions, which shall be the property of the corporation, and shall render financial reports and statements of condition of the corporation when so requested by the Board of Directors or President.
The Treasurer shall perform all duties commonly incident to his office and such other duties as may from time to time be assigned to him by the President or the Board of Directors. In the absence or disability of the President and Vice President or Vice Presidents, the Treasurer shall perform the duties of the President.

        (F)   ASSISTANT TREASURER.   An Assistant Treasurer may, at the
request of the Treasurer, or in the absence or disability of the Treasurer,
perform all of the duties of the Treasurer.   He shall perform such other
duties as may be assigned to him by the President or by the Treasurer.

  5.6   COMPENSATION.   All officers of the corporation may receive
salaries or other compensation if so ordered and fixed by the Board of
Directors.   The Board shall have authority to fix salaries in advance for stated periods or render the same retroactive as the Board may deem advisable. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

  5.7   BONDS.   If the Board of Directors by resolution shall so require,
any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.


                                ARTICLE VI

                                 DIVIDENDS

  The Board of Directors from time to time may declare and the corporation may pay dividends on its outstanding shares upon the terms and conditions and in the manner provided by law and the Articles of Incorporation.

                                ARTICLE VII

                                  FINANCE

  7.1   RESERVE FUNDS.   The Board of Directors, in its uncontrolled
discretion, may set aside from time to time, out of the net profits or earned surplus of the corporation, such sum or sums as it deems expedient as a reserve fund to meet contingencies, for equalizing dividends, for maintaining any property of the corporation, and for any other purpose.

  7.2   BANKING.   The moneys of the corporation shall be deposited in the
name of the corporation in such bank or banks or trust company or trust companies, as the Board of Directors shall designate, and may be drawn out only on checks signed in the name of the corporation by such person or persons
as the Board of Directors, by appropriate resolution, may direct.   Notes and
commercial paper, when authorized by the Board, shall be signed in the name of the corporation by such officer or officers or agent or agents as shall be authorized from time to time.

                               ARTICLE VIII

                       CONTRACTS,  LOANS AND CHECKS

  8.1   EXECUTION OF CONTRACTS.   Except as otherwise provided by statute
or by these Bylaws, the Board of Directors may authorize any officer or agent of the corporation to enter into any contract, or execute and deliver any
instrument in the name of, and on behalf of the corporation.   Such authority
may be general or confined to specific instances.   Unless so authorized, no
officer, agent or employee shall have any power to bind the corporation for any purpose, except as may be necessary to enable the corporation to carry on its normal and ordinary course of business.


  8.2   LOANS.   No loans shall be contracted on behalf of the corporation
and no negotiable paper or otherwise evidence of indebtedness shall be issued
in its name unless authorized by the Board of Directors.   When so authorized,
any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company or institution, firm,
corporation or individual.   An agent so authorized may make and deliver
promissory notes or other evidence of indebtedness of the corporation and may mortgage, pledge, hypothecate or transfer any real or personal property held by the corporation as security for the payment of such loans. Such authority, in the Board of Directors' discretion, may be general or confined to specific instances.

  8.3   CHECKS.   Checks, notes, drafts and demands for money or other
evidence of indebtedness issued in the name of the corporation shall be signed by such person or persons as designated by the Board of Directors and in the manner the Board of Directors prescribes.

  8.4   DEPOSITS.   All funds of the corporation not otherwise employed
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                ARTICLE IX

                                FISCAL YEAR

  The fiscal year of the corporation shall be the year adopted by resolution of the Board of Directors.

                                 ARTICLE X

                              CORPORATE SEAL

  The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."


                                ARTICLE XI

                                AMENDMENTS

  Any Article or provision of these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted by a majority of the directors present at any meeting of the Board of Directors of the corporation at which a quorum
is present.   Notwithstanding the foregoing, however, these Bylaws may be altered, amended or repealed and new Bylaws adopted by a vote of a majority in interest of the outstanding shares of the corporation entitled to vote at a meeting duly called for that purpose.

                                ARTICLE XII

                            EXECUTIVE COMMITTEE

  12.1  APPOINTMENT.   The Board of Directors by resolution adopted by a
majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

  12.2  AUTHORITY.   The Executive Committee, when the Board of Directors
is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to declaring dividends and distributions, recommending to the shareholders that the Articles of Incorporation be amended, recommending to the shareholders the adoption of a plan of merger or consolidation, filling vacancies on the Board of Directors or any committee thereof, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, authorize or approve the issuance or reacquisition of shares, or amending the Bylaws of the corporation.

  12.3  TENURE AND QUALIFICATIONS.   Each member of the Executive
Committee shall hold office until the next regular annual meeting of the Board of Directors following the designation of such member and until his successor is designated as a member of the Executive Committee and is elected and qualified.

  12.4  MEETINGS.   Regular meetings of the Executive Committee may be
held without notice at such time and places as the Executive Committee may fix
from time to time by resolution.   Special meetings of the Executive Committee
may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his
business address.   Any member of the Executive Committee may waive notice of
any meeting and no notice of any meeting need be given to any member thereof
who attends in person.   The
notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

  12.5  QUORUM.   A majority of the members of the Executive Committee
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

  12.6  INFORMAL ACTION BY EXECUTIVE COMMITTEE.   Any action required or
permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Committee entitled to vote with respect to the subject matter thereof.

  12.7  VACANCIES.   Any vacancy in the Executive Committee may be filled
by a resolution adopted by a majority of the full Board of Directors.

  12.8  RESIGNATIONS AND REMOVAL.   Any member of the Executive Committee
may be removed at any time with or without cause by resolution adopted by a
majority of the full Board of Directors.   Any member of the Executive
Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  12.9  PROCEDURE.   The Executive Committee shall elect a presiding
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.


                               ARTICLE XIII

                             EMERGENCY BYLAWS

  The Emergency Bylaws provided in this Article XIII shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the
Colorado Corporation Code.   To the extent not inconsistent with the
provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

  During any such emergency:

        (A)   A meeting of the Board of Directors may be called by any
officer or director of the corporation.   Notice of the time and place of the
meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of
communication.   Such notice shall be given at such time in advance of the
meeting as circumstances permit in the judgment of the person calling the meeting.

        (B) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.


        (C) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

        (D) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

        (E)   No officer, director or employee acting in accordance with
these Emergency Bylaws shall be liable except for willful misconduct.   No
officer, director, or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the Bylaws then in effect.

        (F)    These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or
change.   Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                CERTIFICATE

  I hereby certify that the foregoing Bylaws, consisting of 45 pages, including this page, constitute the Bylaws of BROWN DISC PRODUCTS COMPANY, INC., adopted by the Board of Directors of the corporation as of October 12, 1989.

                                       /s/  Eva Forsberg-Rider
                                       ---------------------------------
                                       Eva Forsberg-Rider, Secretary